EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-32012, 333-30588, 333-76589, 333-43203 and 333-74595 of Valence Technology,
Inc. on Forms S-3, S-3/A and Form S-8 of our report dated June 28, 2000, appearing in this Annual Report on Form 10-K of Valence Technology, Inc. (a development stage company) for the year ended March 31, 2000.

/S/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 28, 2000